UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COHERENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

COHERENT CORP. SUPPLEMENTAL PROXY MATERIALS

Coherent Corp. (the “Company”) is providing the following supplemental information regarding the Compensation Discussion and Analysis disclosures presented in the Company’s proxy materials for the 2024 Annual General Meeting of Shareholders to be held on November 14, 2024.

•	The Board of Directors reiterates its recommendation to vote “FOR” the non-binding advisory vote to approve compensation paid to Named Executive Officers in fiscal year 2024.

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The Company’s former CEO’s transition compensation was an exception to the Company’s regular compensation practices that was necessary to secure his continued service, ensure continuity of the senior leadership team and maintain the Company’s growth momentum while the Board of Directors searched for the ideal CEO candidate to further the Company’s strategic market positioning and lead the next phase of growth.

•	The Company delivered nearly a 62% stock price increase since the CEO transition in June 2024, underscoring effectiveness of the compensation approach and its alignment with shareholder interests.

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Institutional Shareholder Services (ISS) and Glass Lewis assessed the sign-on compensation provided to Mr. Anderson upon his appointment to the CEO role to be reasonable and viewed the Company’s overall approach to annual executive compensation as aligned with performance and shareholder interests.

2024 CEO Succession Supported Continued Shareholder Value Creation

As part of its thoughtful CEO succession planning process, the Company executed a seamless CEO succession in June 2024 with the appointment of Jim Anderson as the Company’s next CEO. Maintaining stability of the executive team throughout the CEO search process was critical to the business. Since Mr. Anderson’s appointment as CEO, the Company and its management team have continued to drive sustained growth, delivering a nearly 62% stock price increase through October 31, 2024.

Through its comprehensive CEO search process and assessment of internal and external candidates, the Board of Directors determined that Mr. Anderson was an ideal leader to take the Company forward based on his fresh external perspective and deep knowledge from his prior experience of the Company’s rapidly changing market environment, operational expertise and innovation-first approach, which the Board of Directors deemed necessary to further advance the Company’s strategic market positioning and lead the next phase of growth.

Former CEO’s Transition Compensation Preserved the Foundation for the Company’s Growth in Alignment with the Company’s and Shareholders’ Interests

The successful transition to the Company’s next CEO was supported by a robust retention plan implemented by the Board of Directors to secure the commitment of continued service from the Company’s former CEO, Dr. Vincent D. Mattera, Jr. during the CEO search and onboarding process, ensuring continuity of the critical relationships he built with the Company’s employees, customers, suppliers, government officials and key partners, among other considerations.

The retention package was an exception from the Company’s regular compensation practices, which was necessitated by the strategic need to preserve the Company’s growth foundation built by the visionary leadership of Dr. Mattera. Over his CEO tenure, since 2016, he delivered total shareholder return of 171.83%, and the Company’s market capitalization increased from approximately $1.6 billion to approximately $9.6 billion. Under his guidance, the Company added several new platforms, expanded its IP portfolio and broadened its product roadmap. Dr. Mattera led the acquisition of Finisar in 2019 and the transformative combination between II-VI Incorporated and Coherent in 2022. These strategic efforts positioned the Company as a key player in new markets with increased global reach and significant transformative opportunities to lead its next phase of growth.

With these considerations in mind, on February 17, 2024, the Company and Dr. Mattera entered into an agreement (the “CEO Succession Agreement”), as described in detail in the section titled “Compensation Related to Leadership Transition” beginning on page 54 of our 2024 Proxy Statement.

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The transition compensation provisions were negotiated and provided for Dr. Mattera’s commitment to support the thoughtful CEO search for a period of slightly more than a year, from February 17, 2024 through February 28, 2025 (eight months into fiscal year 2025).

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Additionally, the CEO Succession Agreement provided that Dr. Mattera’s termination be treated as a termination for “Good Reason” under the terms of his employment agreement with the Company, entitling Dr. Mattera to certain severance benefits, subject to his execution of a general release of claims in favor of the Company and compliance with all applicable post-employment restrictive covenants designed to protect the Company, including non-competition and non-solicitation of customers and employees.

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Having agreed to continue to serve as CEO as long as necessary, up to February 28, 2025, a period which included the first eight months of the Company’s fiscal year 2025, the CEO Succession Agreement provided that he would continue to serve as CEO up to February 28, 2025 if needed and to be compensated in a manner similar to his prior years of service as CEO with the Company, including an annual equity grant or its equivalent.

Based on the Company’s performance to date, which was accelerated by the appointment of Mr. Anderson as the Company’s new CEO, the Board of Directors believes the evidence shows that the transition compensation provided to Dr. Mattera was reasonable and essential to support a smooth transition of the CEO role to Dr. Mattera’s successor and the Company’s strong shareholder value creation.

We are pleased that both Institutional Shareholder Services (ISS) and Glass Lewis assessed the sign-on compensation provided to Mr. Anderson upon his appointment to the CEO role to be reasonable and viewed our overall approach to annual executive compensation as aligned with Company performance and our shareholders’ interests.

Therefore, we respectfully urge you to vote “FOR” the non-binding advisory vote to approve compensation paid to Named Executive Officers in fiscal year 2024.

Forward Looking Statements

The statements contained in these Supplemental Proxy Materials include forward-looking statements relating to future events and expectations, including statements regarding the Company’s continued growth and shareholder value creation and the ability of the Company to benefit from the skills and expertise of Mr. Anderson, which are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.

The Company believes that all forward-looking statements made by it herein have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and additional risk factors that may be identified from time to time in filings of the Company; (iii) the substantial indebtedness the Company incurred in connection with its acquisition (the “Transaction”) of Coherent, Inc. (“Coherent”), the need to generate sufficient cash flows to service and repay such debt, and the Company’s ability to generate sufficient funds to meet its anticipated debt reduction goals; (iv) the possibility that the Company may not be able to continue its integration progress and/or take other restructuring actions, or otherwise be able to achieve expected synergies, operating efficiencies including greater scale, focus, resiliency, and lower operating costs, and other benefits within the expected time frames or at all and ultimately to successfully fully integrate the operations of Coherent with those of the Company; (v) the possibility that such integration and/or the restructuring actions may be more difficult, time-consuming, or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers, or suppliers) may be greater than expected in connection with the Transaction and/or the restructuring actions; (vi) any unexpected costs, charges, or expenses resulting from the Transaction and/or the restructuring actions; (vii) the risk that disruption from the Transaction and/or the restructuring actions materially and adversely affects the respective businesses and operations of the Company and Coherent; (viii) potential adverse reactions or changes to business relationships resulting from the completion of the Transaction and/or the restructuring actions; (ix) the ability of the Company to retain and hire key employees; (x) the purchasing patterns of customers and end users; (xi) the timely release of new products and acceptance of such new products by the market; (xii) the introduction of new products by competitors and other competitive responses; (xiii) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (xiv) the Company’s ability to devise and execute strategies to respond to market conditions; (xv) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xvi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; and/or (xvii) the risks of business and economic disruption related to worldwide health epidemics or outbreaks that may arise. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.